Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Mary Arraf

586-983-7087 / marraf@assetacceptance.com

Asset Acceptance Capital Corp. Reports Second Quarter 2012 Results

Highest purchasing quarter since 2008; Fully diluted earnings per share of $0.12

Warren, Mich., July 30, 2012 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended June 30, 2012.

Second Quarter 2012 Financial Highlights

During the second quarter of 2012, the Company invested $58.9 million to purchase charged-off consumer debt portfolios with a face value of $1,985.5 million, for a blended rate of 2.97%. This compares to the prior-year second quarter, when the Company invested $49.3 million to purchase charged-off consumer debt portfolios with a face value of $1,598.4 million, for a blended rate of 3.08%. All purchase data is adjusted for buybacks. This quarter marks the Company’s highest purchasing quarter in four years.

Cash collections for the second quarter of 2012 increased 3.0% compared to the prior year period to $91.9 million.

Second quarter revenues were $58.7 million, an increase of 7.3% from the same period of the prior year. The Company reported net impairment reversals of $4.4 million versus net impairment reversals of $2.0 million in the prior year period.

Operating expenses were $48.4 million representing an increase of $2.9 million or 6.3% from the prior year. Operating expenses increased as a result of the Company’s continued investment in its legal collections channel and an increase in the associated up-front costs. Cost to collect was 52.7%, up 160 basis points from last year.

The Company reported net income of $3.7 million, or $0.12 per fully diluted share, during the second quarter of 2012, which matched the prior year amount.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $45.3 million, a 0.6% decline from $45.6 million in the second quarter of 2011.

Rion Needs, President and CEO of Asset Acceptance Capital Corp, commented, “We are pleased with our overall performance in the quarter. We achieved our objective of significant increased purchasing during the quarter, which resulted in near record levels for the company.” Mr. Needs continued, “We also continued to execute incremental investments in our legal channel that, while dilutive to our near term results, will provide meaningful benefits in future liquidation and related profits.”

Asset Acceptance Second Quarter 2012 Results

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First Six Months 2012 Financial Highlights

For the six-month period ended June 30, 2012, the Company reported cash collections of $193.0 million compared to cash collections of $180.5 million in the first six months of 2011, an increase of $12.5 million, or 7.0%.

Total revenues in the first six months of 2012 were $120.5 million compared to $105.1 million in the prior year. Revenue on purchased receivables was $120.1 million during the first six months of 2012, an increase of 14.9% from the prior year.

Total operating expenses in the first six months of 2012 were $96.7 million, an increase of $5.3 million or 5.8% when compared to the year earlier period. Cost to collect was 50.1%, which was comparable to the same period last year of 50.7%.

Net income for the first half of 2012 was $9.1 million, or $0.30 per fully diluted share, compared to net income of $4.7 million, or $0.15 per fully diluted share, for the same period of 2011.

For the first half of 2012, Adjusted EBITDA was $100.0 million, a 7.9% increase from $92.7 million in the first half of 2011.

During the first half of 2012, the Company invested $80.1 million to purchase charged-off consumer debt portfolios with a face value of $2,789.7 million, for a blended rate of 2.87% of face value. This compares to the prior-year six month period, when the Company invested $95.6 million to purchase consumer debt portfolios with a face value of $2,823.8 million, representing a blended rate of 3.39%. All purchase data is adjusted for buybacks.

Please refer to Supplemental Financial Data beginning on page five for additional information about the Company’s financial results for the three and six months ended June 30, 2012 and prior year periods. In addition, please see a reconciliation of net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page thirteen.

Second Quarter 2012 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until July 30, 2013.

About Asset Acceptance Capital Corp.

For 50 years Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

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Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	failure to comply with government regulation;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	instability in the financial markets and continued economic weakness or recession impacting our ability to acquire and collect on charged-off receivable portfolios and our operating results;

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	changes in relationships with third parties collecting on our behalf;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

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•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	our ability to respond to technology downtime and changes in technology to remain competitive;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q2 ‘12	Q1 ‘12	Q4 ‘11	Q3 ‘11	Q2 ‘11
Total revenues	$58.7	$61.8	$56.4	$56.6	$54.7
Cash collections	$91.9	$101.1	$82.1	$87.4	$89.2
Operating expenses to cash collections	52.7%	47.8%	55.1%	55.5%	51.1%
Call center collections	$48.8	$58.7	$44.7	$48.2	$48.4
Legal collections	$43.1	$42.4	$37.4	$39.2	$40.8
Amortization rate	36.4%	39.1%	31.6%	35.6%	39.0%
Core amortization (1)	42.0%	44.7%	36.9%	41.6%	45.7%
Collections on fully amortized portfolios	$12.2	$12.7	$11.8	$12.6	$13.1
Investment in purchased receivables (2)	$58.9	$21.2	$26.7	$38.3	$49.3
Face value of purchased receivables (2)	$1,985.5	$804.2	$1,180.6	$1,317.2	$1,598.4
Average cost of purchased receivables (2)	2.97%	2.63%	2.27%	2.91%	3.08%
Number of purchased receivable portfolios	28	27	26	31	39
Collections per account representative FTE (3)	$49,873	$60,482	$42,282	$42,135	$41,419
Average account representative FTE’s (3)	446	480	546	601	655

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.
(2)	All purchase data is adjusted for buybacks.
(3)	Historical information has not been adjusted for collection center closings.

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The following table summarizes purchased receivable revenues and amortization rates by year of purchase:

	Three Months Ended June 30, 2012
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$15,338,431	$14,033,132	N/M	N/M	$(2,665,100)	$9,615,305
2007	6,588,082	6,007,078	8.8%	11.31%	(2,242,100)	1,445,488
2008	9,046,724	5,956,538	34.2	7.61	—	1,064,162
2009	13,992,840	10,111,839	27.7	8.46	(1,198,300)	45,541
2010	16,697,164	8,306,618	50.3	3.79	—	—
2011	23,851,154	10,819,741	54.6	2.69	1,710,000	—
2012	6,354,599	3,217,728	49.4	3.03	—	—

Totals	$91,868,994	$58,452,674	36.4%	5.80%	$(4,395,500)	$12,170,496

	Three Months Ended June 30, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$14,202,601	$12,261,254	N/M	N/M	$(953,600)	$10,537,845
2006	6,608,400	4,362,721	34.0%	10.10%	(1,047,800)	716,082
2007	9,579,297	4,436,270	53.7	4.51	—	269,122
2008	12,327,244	6,461,875	47.6	4.85	—	1,537,357
2009	18,101,193	10,399,755	42.5	5.46	—	—
2010	20,079,650	10,193,963	49.2	3.11	—	—
2011	8,273,173	6,308,616	23.7	3.32	—	—

Totals	$89,171,558	$54,424,454	39.0%	5.45%	$(2,001,400)	$13,060,406

	Six Months Ended June 30, 2012
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$32,611,186	$29,455,159	N/M	N/M	$(5,304,800)	$20,079,266
2007	14,929,933	10,271,438	31.2%	9.04%	(2,993,400)	2,148,276
2008	20,386,494	12,992,325	36.3	7.71	—	2,537,148
2009	31,018,252	21,161,691	31.8	8.29	(2,304,000)	111,633
2010	35,880,207	17,518,606	51.2	3.74	—	—
2011	50,400,580	24,731,489	50.9	2.92	1,710,000	—
2012	7,775,217	3,931,314	49.4	3.07	—	—

Totals	$193,001,869	$120,062,022	37.8%	5.87%	$(8,892,200)	$24,876,323

	Six Months Ended June 30, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$29,018,211	$24,983,599	N/M	N/M	$(2,139,000)	$20,801,114
2006	13,820,685	8,536,912	38.2%	8.96%	(1,550,800)	1,475,747
2007	20,267,223	9,095,455	55.1	4.24	467,000	613,376
2008	26,277,382	13,228,441	49.7	4.59	—	3,363,736
2009	38,572,775	19,658,711	49.0	4.79	2,304,000	—
2010	42,038,883	20,956,500	50.1	3.04	—	—
2011	10,461,333	8,002,545	23.5	3.36	—	—

Totals	$180,456,492	$104,462,163	42.1%	5.29%	$(918,800)	$26,253,973

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Purchased Receivable Revenues and Amortization

The table below shows the components of revenue from purchased receivables, the amortization rate and the core amortization rate. We use the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecasts for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year:

•

total amortization and the amortization rate declined during the second quarter and first half of 2012 compared to the same periods in 2011. The decreases were primarily the result of higher weighted-average yields and impairment reversals during 2012 compared to 2011. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase;

•	amortization of receivable balances for each period of 2012 increased compared to 2011 as a result of higher collections on amortizing pools;

•

net impairment reversals are recorded as a reduction to amortization and decrease the amortization rate, while net impairments have the opposite effect. Higher net impairment reversals for 2012 decreased total amortization compared to the same period in 2011; and

•

declining zero basis collections in the second quarter and first half of 2012 compared to the same periods in 2011 increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2012	2011	2012	2011
Cash collections:
Collections on amortizing pools	$79.7	$76.1	$168.1	$154.2
Zero basis collections	12.2	13.1	24.9	26.3

Total collections	$91.9	$89.2	$193.0	$180.5

Amortization:
Amortization of receivables balances	$37.7	$36.0	$81.6	$75.5
Reversals of impairments	(6.1)	(2.1)	(10.6)	(3.8)
Impairments	1.7	0.1	1.7	2.8
Cost recovery amortization	0.1	0.8	0.2	1.5

Total amortization	$33.4	$34.8	$72.9	$76.0

Purchased receivable revenues, net	$58.5	$54.4	$120.1	$104.5

Amortization rate	36.4%	39.0%	37.8%	42.1%
Core amortization rate (1)	42.0%	45.7%	44.0%	49.3%

(1)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Purchased receivable revenues, net	$58,452,674	$54,424,454	$120,062,022	$104,462,163
Gain on sale of purchased receivables	7,727	—	7,727	—
Other revenues, net	248,267	268,963	473,219	624,245

Total revenues	58,708,668	54,693,417	120,542,968	105,086,408

Expenses
Salaries and benefits	15,155,873	16,813,622	31,492,755	34,759,105
Collections expense	28,547,750	24,036,140	55,860,310	47,739,356
Occupancy	1,392,969	1,415,834	2,821,195	2,836,691
Administrative	2,334,954	2,255,631	4,185,054	4,035,397
Depreciation and amortization	1,165,933	999,863	2,489,678	2,050,515
Restructuring charges	(8,063)	—	73,625	—
(Gain) Loss on disposal of equipment and other assets	(182,853)	5,893	(174,451)	5,893

Total operating expenses	48,406,563	45,526,983	96,748,166	91,426,957

Income from operations	10,302,105	9,166,434	23,794,802	13,659,451
Other income (expense)
Interest expense	(5,368,257)	(2,640,435)	(10,695,611)	(5,300,491)
Interest income	20,648	44	22,746	131
Other	(13,564)	(96)	32,906	(2,116)

Income before income taxes	4,940,932	6,525,947	13,154,843	8,356,975
Income tax expense	1,227,544	2,867,105	4,009,596	3,612,570

Net income	$3,713,388	$3,658,842	$9,145,247	$4,744,405

Weighted-average number of shares:
Basic	30,882,061	30,751,487	30,844,505	30,738,707
Diluted	31,057,759	30,838,302	30,967,953	30,830,608
Earnings per common share outstanding:
Basic	$0.12	$0.12	$0.30	$0.15
Diluted	$0.12	$0.12	$0.30	$0.15

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$3,713,388	$3,658,842	$9,145,247	$4,744,405
Other comprehensive income (loss):
Unrealized gain (loss) on cash flow hedging:
Unrealized loss arising during period	(373,339)	(94,737)	(826,173)	(129,887)
Less: reclassification adjustment for loss included in net income	365,714	588,557	698,411	1,169,985

Net unrealized (loss) gain on cash flow hedging	(7,625)	493,820	(127,762)	1,040,098

Other comprehensive (loss) gain, before tax	(7,625)	493,820	(127,762)	1,040,098
Income tax expense related to other comprehensive (loss) income	(22,207)	(178,043)	(3,910)	(394,260)

Other comprehensive (loss) income, net of tax	(29,832)	315,777	(131,672)	645,838

Comprehensive income	$3,683,556	$3,974,619	$9,013,575	$5,390,243

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Financial Position

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash	$16,018,400	$6,990,757
Purchased receivables, net	355,355,820	348,710,787
Income taxes receivable	340,756	354,241
Property and equipment, net	12,040,483	14,488,659
Goodwill	14,323,071	14,323,071
Other assets	19,971,781	11,172,804

Total assets	$418,050,311	$396,040,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$2,677,496	$3,296,905
Accrued liabilities	19,366,635	20,018,561
Income taxes payable	867,587	1,925,761
Notes payable	181,731,901	172,122,870
Capital lease obligations	65,304	221,420
Deferred tax liability, net	65,595,411	60,474,041

Total liabilities	270,304,334	258,059,558

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,397,989 and 33,334,281 at June 30, 2012 and December 31, 2011, respectively	333,980	333,343
Additional paid in capital	151,290,028	150,449,620
Retained earnings	38,307,892	29,162,645
Accumulated other comprehensive loss, net of tax	(664,264)	(532,592)
Common stock in treasury; at cost, 2,667,479 and 2,649,729 shares at June 30, 2012 and December 31, 2011, respectively	(41,521,659)	(41,432,255)

Total stockholders’ equity	147,745,977	137,980,761

Total liabilities and stockholders’ equity	$418,050,311	$396,040,319

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net income	$9,145,247	$4,744,405
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,489,678	2,050,515
Amortization of deferred financing costs and debt discount	1,788,086	708,084
Amortization of de-designated hedge	126,022	—
Deferred income taxes	5,117,460	3,360,709
Share-based compensation expense	841,045	783,660
Net impairment reversals of purchased receivables	(8,892,200)	(918,800)
Non-cash revenue	(3,376)	(39)
(Gain) loss on disposal of equipment and other assets	(174,451)	5,893
Gain on sale of purchased receivables	(7,727)	—
Changes in assets and liabilities:
Increase in other assets	(9,399,563)	(668,052)
Decrease in accounts payable and other accrued liabilities	(1,435,904)	(5,809,844)
(Increase) decrease in net income taxes payable	(1,044,689)	3,115,367

Net cash (used in) provided by operating activities	(1,450,372)	7,371,898

Cash flows from investing activities
Investments in purchased receivables, net of buybacks	(79,672,911)	(95,611,528)
Principal collected on purchased receivables	81,835,423	76,913,168
Purchases of property and equipment	(308,342)	(504,666)
Proceeds from sale of property and equipment	352,076	—
Proceeds from sale of purchased receivables	95,758	—

Net cash provided by (used in) investing activities	2,302,004	(19,203,026)

Cash flows from financing activities
Repayments of term loan facility	(4,375,000)	(750,000)
Net borrowings on revolving credit facility	12,800,000	14,600,000
Payments of deferred financing costs	(3,469)	(258,523)
Payments on capital lease obligations	(156,116)	(42,586)
Purchases of treasury shares	(89,404)	(51,678)

Net cash provided by financing activities	8,176,011	13,497,213

Net increase in cash	9,027,643	1,666,085
Cash at beginning of period	6,990,757	5,635,503

Cash at end of period	$16,018,400	$7,301,588

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$9,057,639	$4,514,266
Net cash received for income taxes	(63,276)	(2,846,844)
Non-cash investing and financing activities:
Change in fair value of interest rate swap liabilities	(253,784)	1,040,098
Change in unrealized loss on cash flow hedge, net of tax	131,671	(645,838)

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, (h) loss on extinguishment of debt, and (i) in accordance with the Company’s credit facilities, certain FTC related charges and cash restructuring charges (not to exceed $2.25 million for any period of four consecutive fiscal quarters).

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income or loss prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

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The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011(1)	2012	2011(1)
Net income	$3,713,388	$3,658,842	$9,145,247	$4,744,405
Adjustments:
Income tax expense	1,227,544	2,867,105	4,009,596	3,612,570
Interest expense	5,368,257	2,640,435	10,695,611	5,300,491
Depreciation and amortization	1,165,933	999,863	2,489,678	2,050,515
Share-based compensation	609,095	477,733	841,045	783,660
Purchased receivables amortization	33,416,320	34,747,104	72,939,847	75,994,329
Gain (loss) on sale of assets, net	(190,580)	5,893	(182,178)	5,893
Non-cash restructuring charges	(11,283)	—	(11,283)	—
Cash restructuring charges	3,220	—	84,908	—
FTC related charges	(7,000)	178,688	7,898	242,927

Adjusted EBITDA	$45,294,894	$45,575,663	$100,020,369	$92,734,790

(1)	Adjusted EBITDA as reported for 2011 has been restated to be consistent with the current presentation. The definition of Adjusted EBITDA was updated during 2011 in order to be consistent with a similar definition used in our Credit Agreement. The restatement increased the amounts previously disclosed by $44 and $131 for the three and six months ended June 30, 2011. We believe the revised definition of Adjusted EBITDA better matches the uses as described above.